                                                                     EXHIBIT 3.4


                            CERTIFICATE OF AMENDMENT
                                       OF
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                         OF HANOVER COMPRESSOR COMPANY

     It is hereby certified that:

     1. The name of the corporation is Hanover Compressor Company (the "Corporation").

     2. The amendment to the Amended and Restated Certificate of Incorporation effected by this Certificate is as follows:

     The Fourth Article of the Amended and Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety with the following substituted therefor:

     "FOURTH: The total number of shares of stock which the corporation shall have authority to issue, itemized by class, series and par value, is:

                                                           PAR VALUE   NUMBER OF SHARES
                  CLASS                        SERIES      PER SHARE      AUTHORIZED
                  -----                        ------      ---------   ----------------
Common....................................  Undesignated     $.001        100,000,000
Preferred.................................  Undesignated     $ .01          3,000,000

     3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this certificate has been duly executed on behalf of Hanover Compressor Company by its duly authorized Executive Vice president, William S. Goldberg, and its duly authorized Secretary, Richard S. Meller, this 23rd day of June, 1997.

                                            HANOVER COMPRESSOR COMPANY,
                                            a Delaware corporation



                                            By:  /s/ WILLIAM S. GOLDBERG
                                              ----------------------------------
                                              William S. Goldberg
                                              Executive Vice President


                                            By:  /s/ RICHARD S. MELLER
                                              ----------------------------------
                                              Richard S. Meller